AGREEMENT

          THIS AGREEMENT (the "Agreement") made and entered into by and between David J. Lewis (the "Executive") and Cogentrix Energy, Inc., a North Carolina corporation ("Company") (collectively defined and referred to as the "Parties");

WITNESSETH:

          WHEREAS, the Company is in the business of developing and operating independent power and cogeneration facilities (the "Business"); and

          WHEREAS, the Executive is currently Chairman and Chief Executive Officer of the Company; and

          WHEREAS, there is an Employment Agreement between the parties dated August 11, 2000, with a term of employment extending at least until August 11, 2005 (the "Employment Agreement"); and

          WHEREAS, Company and Executive desire to enter into this Agreement to conclude the employment relationship, resolve all matters by and among them relating to Executive's employment and separation from employment as Chief Executive Officer of the Company and to provide for Executive's continued service as Chairman of the Company; and

          WHEREAS, the Parties acknowledge and agree that this Agreement is supported by valuable consideration and is entered into voluntarily by the Parties;

          NOW, THEREFORE, in exchange for the premises and mutual covenants contained in this Agreement, the Parties, intending legally to be bound, agree as follows:

          1.     Separation from Employment. The Parties agree that Executive's last day as an employee of the Company shall be August 14, 2003 (the "Separation Date"), and that Executive shall continue to be compensated and receive all benefits in accordance with the terms of the Employment Agreement until the Separation Date.

          2.     Nature of Separation. The Parties agree that the termination of the employment relationship between the Parties shall be treated as a separation by mutual agreement of the Parties.

          3.     Five Year Period Following Separation Date. Upon the Separation Date, and for a period of five years thereafter, unless otherwise agreed by the Parties, Executive shall serve the Company in the capacity of Chairman of the Company, and during that five year period, the Company shall provide to Executive the following benefits:

                    a.     Office Space. The Company shall provide Executive with office space at the Company commensurate with the position of Chairman of the Company.

                    b.     Administrative Support. The Company shall provide Executive with administrative support at the offices of the Company.

                    c.     Medical, Dental and Prescription Drug Coverage. At a cost no greater than Executive's current cost, the Company shall continue to provide to Executive health/dental/prescription drug benefits at least as beneficial as those that he received and/or in which he participated with the Company immediately prior to the Separation Date (including coverage for Executive's eligible dependents to the extent such coverage is provided by Company for any of its then employees), provided such continued participation is possible under the terms and provisions of such plans and programs. In the event that participation in any such plan or program is terminated by the Company or ceases to exist or Executive is barred from participation during the five year period, the Company shall arrange to provide Executive with health/dental/prescription drug benefits at Company's expense, with such benefits being substantially similar to those which Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. At the end of the five year period, Executive shall have the right, at his sole cost and expense, to assume the benefits described herein.

                    d.     Life Insurance Benefits. At a cost no greater than Executive's current cost, the Company shall continue to provide to Executive those life insurance benefits that he received and/or in which he participated with the Company immediately prior to the Separation Date, provided such continued participation is possible under the terms and provisions of such plans and programs. In the event that participation in any such plan or program is terminated by the Company or ceases to exist or Executive is barred from participation during the five year period, the Company shall arrange to provide Executive with life insurance benefits at Company's expense for such time period, with such benefits being substantially similar to those which Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. At the end of the five year period, Executive shall have the right, at his sole cost and expense, to assume the benefits described herein.

                    e.     Other Insurance. At a cost no greater than Executive's current cost, the Company shall continue to provide to Executive all other insurance benefits that he received and/or in which he participated with the Company immediately prior to the Separation Date, including any disability, liability or other coverages, including any liability coverage for Executive's actions as a director, officer or employee, provided such continued participation is possible under the terms and provisions of such plans and programs. In the event that participation in any such plan or program is terminated by the Company or ceases to exist or Executive is barred from participation during the five year period, the Company shall arrange to provide Executive with such insurance benefits at Company's expense for such time period, with such benefits being substantially similar to those which Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred, it being understood that with respect to disability coverage, the Company shall be deemed to have complied with this provision even if the best benefits available are based on the earnings of Executive as Chairman of the Company, rather than the earnings he had or the severance he is receiving under this Agreement. At the end of the five year period, Executive shall have the right, at his sole cost and expense, to assume the benefits described herein.

                    f.     Taxes. The Company shall pay the Executive such amounts in cash as is necessary to pay any income tax or other tax liability, if any, the Executive may incur in connection with or arising out of the receipt of the above-referenced benefits in this section and with respect to the Company's agreement to pay any such income or other tax liability arising therefrom.

                    g.     Director and Officer Liability Coverage. The Company shall maintain officer and director liability insurance coverage, in an amount and with such limits and conditions as are no less favorable to Executive than the coverage in effect on the Separation Date, providing coverage for Executive actions or inactions in his capacity as either an officer or director of the Company, including in particular as Chief Executive Officer or as Chairman of the Company, until the fifth (5th) anniversary of the date following the Separation Date on which Executive was neither the Chief Executive Officer nor the Chairman of the Company.

                    h.     Compensation fees and responsibilities. During the five year period following the Separation Date, Executive shall be paid annual compensation fees in connection with his service as Chairman of the Company, in an amount to be approved by the Board based on the recommendations by a compensation consultant retained by the Board, but not less than $200,000 annually. In the position of Chairman of the Company, Executive shall have reporting responsibility to the Board and not to any officer of the Company.

                    i.     Disability. In the event Executive becomes disabled to the point that he cannot serve as Chairman of the Company, or if for any other reason Executive is unable to serve as Chairman, the benefits contained in this section 3 shall continue to be provided by the Company to Executive during the five year period following the Separation Date, and the compensation fees shall be paid during the same period either through disability coverage made available by the Company or paid directly by the Company

          4.     Severance Payments and Benefits. In exchange for the release set forth in this Agreement and the other terms and conditions of this Agreement, Company will provide Executive with the following severance payments and benefits:

                    a.     Severance Pay. Company agrees that immediately following the Separation Date and continuing for a period of five years, the Company shall make monthly severance payments to Executive in the gross amount of $150,000, payable on a monthly basis in accordance with the Company's payroll practices. All payments to Executive shall be made after appropriate deductions required by law for the payment of wages, including for state and federal taxes and FICA. The Parties agree that the Company will report such severance payments as W-2 income for the applicable tax year in which they are received. The Parties also agree that in the event of a Change in Control, as defined below, Executive shall have the right, exercisable at any time within ninety (90) days following Executive's actual knowledge of the Change in Control, to accelerate payment of all unpaid monthly severance payments (without any present value adjustment) which amount shall all be due and payable in a lump sum ninety (90) days following the delivery to Company of notice of exercise of right to accelerate. "Change of Control" means: (i) a person, corporation, entity or group acquires, directly or indirectly, the beneficial ownership of 50% or more of the issued and outstanding stock of the Company in a single transaction or series of transactions (excluding therefrom any acquisition of stock of the Company by George T. Lewis, Jr., his spouse, their lineal descendants and the spouses of such lineal descendants, and any trust established by or for the benefit of any one or more of the foregoing), (ii) the Company is a party to a merger, consolidation or similar transaction and following such transaction 50% or more of the issued and outstanding securities of said party is beneficially owned by a person, corporation, entity or group other than the Company or an Affiliate of the Company, (iii) the Company sells or transfers 50% or more of its assets to any other person or persons other than an Affiliate of the Company, or (iv) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company. "Affiliate" means, with respect to the Company, any entity directly or indirectly controlled, controlling or under common control with the Company.

                    b.     Profit Sharing Distributions. Pursuant to the Profit Sharing Plan Agreement between Company and Executive, as amended, and pursuant to the Employment Agreement, Executive is entitled to Annual Plan distributions under the Plan during the term of the Employment Agreement, and by virtue of this Agreement, Executive is hereby waiving his right to receive all plan distributions under the Profit Sharing Plan Agreement, as amended, except for the following, which shall be paid by the Company: (1) the Annual Distribution that is due to be paid for the 2002 year; and (2) the Employment Termination and the Severance Benefit distributions that shall be due and payable in accordance with the terms of the Profit Sharing Plan Agreement, as amended. It is hereby stipulated by the Parties that the termination of Executive's employment is by agreement of the Parties and that Executive is entitled to be paid the Employment Termination and the Severance Benefit distributions under the Profit Sharing Plan Agreement, as amended.

          5.     Death. Upon the death of Executive, any amounts required to be paid to Executive under this Agreement shall be paid to Executive's spouse, or if he leaves no spouse, to his estate, as and to the extent as if Executive were living.

          6.     Indemnification. To the fullest extent permitted or required by the laws of the State of North Carolina, the Company shall indemnify and hold harmless (including the advance payment of attorney fees and other expenses) the Executive, in accordance with the terms of such laws, if the Executive is made a party, or threatened to be made a party, to any threatened, pending, or contemplated suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the Executive is or was an officer or director of the Company or any subsidiary or affiliate of the Company, or by reason of any act or omission of Executive as an officer or director of the Company or any subsidiary or affiliate of the Company, or by reason of the execution of this Agreement or the terms of this Agreement or any challenge to this Agreement, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding. The Company's obligations under this paragraph will survive the termination of Executive's employment, and shall survive Executive's service as Chairman of the Company.

          7.     No Other Payments or Benefits. Except for the payments and rights described above in this Agreement, Executive acknowledges that he is not entitled to any additional wages, pay, payments, bonuses, incentive pay, commissions, compensation, severance pay, consideration or benefits of any kind from the Company, including but not limited to any severance, change in control or other payments to Executive under the Employment Agreement, except that Executive shall not forfeit any vested deferred compensation, 401K, pension, retirement or other vested benefits earned by him during his employment with the Company, if any.

          8.     Covenants of the Executive.

                    a.     Covenant Against Competition. The Executive acknowledges that (i) the Company is one of a limited number of persons who have developed the Business; (ii) the Business is national and international in scope; (iii) the Executive's work for the Company will give him and has given him access to the confidential affairs and proprietary information of the Company; (iv) the agreements and covenants of the Executive contained in this section are essential to the business and goodwill of the Company; and (v) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this section. Accordingly, the Executive covenants and agrees that:

                              (1)     During the five year period following the Separation Date, Executive shall not, in the United States or Asia, directly or indirectly, (1) engage in any business that competes with the Business (or any part thereof) for the Executive's own account; (2) render any services to any person (other than the Company) engaged in such activities; or (3) become interested in any such person (other than the Company) as a partner, shareholder, principal, agent, consultant or in any other relationship or capacity; provided, however, that notwithstanding the above, the Executive may own, directly or indirectly, solely as an investment, securities of any such person which are traded on any national securities exchange or NASDAQ if the Executive (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own 2% or more of any class of securities of such person.

                               (2)     During the seven year period following the Separation Date, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Business or to the Company and its affiliates learned by the Executive heretofore or hereafter, directly or indirectly, from the Company and its affiliates, including, without limitation, information with respect to (i) prospective facilities, (ii) sales figures, (iii) profit or loss figures, and (iv) customers, clients, suppliers, sources of supply and customer lists (the "Confidential Information"), and shall not disclose such Confidential Information to anyone outside of the Company and its affiliates except as may be required by law or by any governmental agency or regulation, or except with the Company's express prior written consent, or except for Confidential Information which (A) is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive or (B) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement; provided, however, Executive's obligation not to compete shall be governed solely by subparagraph (1) above in this section, and shall not be extended by the interpretation or enforcement of this provision.

                               (3)     All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the Business or the Company shall be the Company's property and shall be delivered to the Company at any time on request.

                    b.     Rights and Remedies upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the provisions of this section 8 of the Agreement, the Company shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: the right and remedy to have the restrictions described above specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                    c.     Severability. The Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the restrictions described above in this section are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the above restrictions in this section, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                    d.     Blue-Penciling. If any court determines that any of the covenants contained in this section, including, without limitation, any of the restrictions, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provisions, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                    e.     Enforceability; Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the restrictions in this section upon the courts of any jurisdiction within the geographical scope of the restrictions, provided the courts apply North Carolina law in interpreting this Agreement.

                    f.     Resignation upon Change in Control. The Executive agrees that in the event of a Change in Control, as defined in Section 4.a., concurrent with the receipt of the accelerated payment of all unpaid monthly severance payments pursuant to Section 4.a. the Executive shall tender his resignation as Chairman of the Company effective the date of tender.

          9.     Release. Subject to and without waiving any rights Executive has under this Agreement, and in exchange for the severance and other benefits set forth in this Agreement, and the other terms and conditions of this Agreement, Executive, for himself, his heirs, executors, legal representatives, administrators, successors and assigns, hereby fully and finally forever releases, discharges and covenants not to sue the Company, and all subsidiaries and affiliates of the Company, as well as their successors and assigns (collectively, the "Releasees"), of and from any and all claims, actions, lawsuits, damages, administrative charges, or demands of any kind whatsoever, whenever or wherever they arose, including but not limited to any claims that Executive has, may have or may have had at the time of or prior to his execution of this Agreement arising out of or related to: (a) Executive's entering into this Agreement; (b) Executive's prior employment relationship with Company, (c) Executive's separation from employment with Company; (d) Executive's prior Employment Agreement; (e) any claims for breach of contract, implied or express, impairment of economic opportunity, intentional or negligent infliction of emotional distress, prima facie tort, defamation, libel, slander, negligent termination, wrongful discharge, or any other tort, whether intentional or negligent; (f) any claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000(e), et seq.; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq.; the Civil Rights Act of 1866, 1870, and 1971, 42 U.S.C. § 1981, et seq.; the Civil Rights Act of 1991, Publ. L. No 102-166, 105 Stat. 1071-1100; the Executive Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001 et seq.; the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), 29 U.S.C. § 1161 et seq.; the Americans With Disabilities Act, 42 U.S.C. § 12191 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq.; the United States Constitution and any state constitution; and all applicable rules and regulations under such acts, statutes and constitutions; (g) any claims arising under the law of any state, including but not limited to, the North Carolina Handicapped Persons Protection Act, N.C.G.S. § 168A-1 et seq.; the North Carolina Wage and Hour Act, N.C.G.S. § 95-25.1 et seq.; the North Carolina Retaliatory Employment Discrimination Act, N.C.G.S. § 95-240 et seq.; the North Carolina Workers' Compensation Act, N.C.G.S. § 97-1 et seq.; and the North Carolina Equal Employment Practices Act, N.C.G.S. § 143-422.2; and (h) all other federal, state and local civil rights acts, regulations, and orders relating to any term, condition, or termination of employment, whether under tort or contract, or under statute or otherwise. Executive further agrees not to file, institute or pursue any lawsuit, claim or administrative action against the Releasees relating to those claims.

          Subject to and without waiving any rights the Company has under this Agreement, and in exchange for the terms and conditions of this Agreement, the Company, and all subsidiaries and affiliates of the Company, as well as their successors and assigns, hereby fully and finally forever releases, discharges and covenants not to sue Executive, his successors and assigns, of and from any and all claims, actions, lawsuits, damages, administrative charges, or demands of any kind whatsoever, whenever or wherever they arose, including but not limited to any claims that the Company has, may have or may have had at the time of or prior to his execution of this Agreement, including all such claims and matters arising out of or related to Executive's employment with and role as an officer and director of the Company.

          The Parties, however, agree that this release shall not release or adversely affect: (i) any rights or claims relating to the obligations of either party under this Agreement; (ii) Executive's vested and accrued rights as a participant in the 401(k) Plan, or (iii) any rights or claims that may arise out of events occurring after the Effective Date of this Agreement. The Parties further expressly understand and agree that this release is and shall continue to be enforceable regardless of whether there is a subsequent dispute between the Parties concerning any alleged breach of this Agreement.

          10.     Acknowledgment by Executive. Company specifically advises Executive to consult a lawyer before signing this Agreement concerning the terms of this Agreement and his rights under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. Executive acknowledges that he has carefully read this Agreement, that he knows and understands the contents of this Agreement, that he has had ample opportunity to review the terms of this Agreement, that he is under no pressure to execute this Agreement, that he has consulted with or had the opportunity to consult with a lawyer regarding this Agreement, and that he executes this Agreement of his own free will.

          11.     Waiting Period. Executive hereby acknowledges and understands that after receiving this Agreement from Company, he shall have at least twenty-one (21) days to consider signing this Agreement, and is further aware of his right to consult with an attorney prior to signing this Agreement. By signing this Agreement, Executive acknowledges his right to consider whether to sign this Agreement for a period of at least twenty-one (21) days. If Executive elects not to take twenty-one (21) days to sign this Agreement, Executive acknowledges that the period of time used by him prior to signing this Agreement was ample time to consider and review this Agreement, it being expressly understood that Company is imposing no requirement or duress on Executive to take less than twenty-one (21) days to consider signing this Agreement. If Executive does not sign this Agreement within twenty-one (21) days of presentation by Company, he further acknowledges that Company has the option to withdraw its offer set forth in this Agreement.

          12.     Revocation Rights. Executive acknowledges and understands that he shall have seven (7) days from the date this Agreement is signed by him to revoke this Agreement, if he so chooses, by advising Company in writing of the revocation. Any such revocation of this Agreement must be in writing, signed by Executive, and delivered to the Company. However, Executive acknowledges that the severance pay and other benefits outlined in this Agreement will not become payable until: (a) Company has received a signed copy of this Agreement from Executive; and (b) the 7-day revocation period has passed without Executive's revocation. Otherwise, if this Agreement is not revoked within seven (7) days from the signing of this Agreement by Executive, it shall become effective and enforceable as to all Parties on the eighth day following the signing of this Agreement by all Parties (the "Effective Date").

          13.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Executive, Company and their respective successors, assigns, heirs and personal representatives; provided, that Executive may not assign any of his rights, title or interest in this Agreement. The Parties, however, agree that nothing in this Agreement shall preclude (a) Executive from designating a beneficiary to receive any benefit payable upon Executive's death, or (b) the executors, administrators or other legal representatives of Executive or Executive's estate from assigning any rights hereunder to the person or persons entitled thereunto. Executive further acknowledges and agrees that in the event of the transfer and/or assignment of this Agreement to a successor or assignee of Company, this Agreement shall remain valid and be fully enforceable by such entity.

          14.     No Admissions. This Agreement does not constitute any admission by Company or the Releasees of any violation by them of any contract, agreement, plan, statute, ordinance, constitutional provision or other law, and this Agreement shall in no manner be deemed an admission, finding, or indication for any purpose whatsoever that Company or the Releasees have at any time, including the present, committed any unlawful acts against Executive or treated him unfairly or improperly in any way, and Executive further understands and acknowledges that Company enters into this Agreement solely to resolve all matters between the Parties in an amicable fashion.

          15.     Governing Law. The Parties agree that this Agreement shall be deemed to be a contract made under, and for all purposes shall be governed by and construed in accordance with, the internal laws and judicial decisions of the State of North Carolina, except as superseded by federal law.

          16.      Dissolution or Merger. In the event that Company consolidates or merges into or with another entity or transfers all or substantially all of its assets to another entity, the term "Company" as used herein shall mean such other entity, and the Parties agree that this Agreement shall continue in full force and effect without any further action on the part of either Company, its successor or assign, or Executive.

          17.     Waiver of Breach. No waiver of any breach of this Agreement shall operate or be construed as a waiver of any subsequent breach by any party. No waiver shall be valid unless in writing and signed by the party waiving any particular provision.

          18.     Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

          19.     Entire Agreement. Except as otherwise set forth in this Agreement, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter contained herein and supersedes any and all prior and contemporaneous agreements, representations, promises, inducements and understandings of the Parties, including the Employment Agreement. This written Agreement cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Moreover, this written Agreement may not be later modified except by a further writing signed by a duly authorized officer of Company and Executive. Notwithstanding the foregoing, nothing contained herein shall prevent or restrain in any manner Company from instituting an action or claim in court, or such other forum as may be appropriate, to enforce the terms of any ongoing, post-employment confidentiality and other obligations of Executive set forth and/or referenced in this Agreement or any similar agreement relating to Company's confidential or proprietary business information or trade secrets.

          20.     Notice. Except as otherwise set forth in this Agreement, whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                     (a)      If to the Company:

                                        Cogentrix Energy, Inc.
                                        9405 Arrowpoint Boulevard
                                        Charlotte, NC 28273-8110
                                        Attention: General Counsel

                     (b)     If to the Employee:

                                        David J. Lewis
                                        2019 Craigmore Drive
                                        Charlotte, NC 28226

          Either party may change the address for notice by notifying the other party of such change in accordance with this provision.

          21.     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

          22.     Authority. The Parties acknowledge that they have authority to enter into this Agreement, and in particular, the Company acknowledges that this Agreement has been approved by the Board of Directors of the Company and that the person signing on behalf of the Company is authorized to execute this Agreement with full authority and approval of the Board of Directors.

          23.     By-Laws Amendment or other corporate action. In order to effectuate the terms of this Agreement, and in particular, that section of this Agreement providing that Executive shall serve as the Chairman of the Company for five years following the Separation Date, the Company represents to Executive that corporate action has occurred on or prior to the Effective Date of this Agreement, including if necessary any amendment to the By-Laws of the Company, authorizing and approving the five year term for Executive to serve as Chairman of the Company.

          24.     Resignation as Chief Executive Officer. Executive resigns as Chief Executive Officer of the Company effective immediately upon execution of this Agreement by both Executive and Company.

          IN WITNESS WHEREOF, the undersigned hereto set their hands and seals as of the dates set forth below.

          Executed and presented for consideration to Executive by Company, this the   14th   day of   August  , 2003.

Cogentrix Energy, Inc.

By:         /s/   Mark F. Miller           (SEAL)
Title:

          Accepted and signed by Executive, this the   14th   day of    August   , 2003.

EXECUTIVE

   /s/  David J. Lewis
         David J. Lewis